UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2013

Comarco, Inc.

(Exact name of registrant as specified in its charter)

000-05449
(Commission File Number)

California	95-2088894
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

25541 Commercentre Drive, Suite 250, Lake Forest, California	92630-8870
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 599-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

As previously disclosed, on September 1, 2011, ACCO Brands USA LLC and its Kensington Computer Products Group division (collectively “Kensington”), in response to a letter from Comarco (“Comarco”, “we”, “us” or “our”) asserting infringement of five of Comarco’s patents, filed a lawsuit against Comarco, Inc. alleging that five of our asserted patents relating to power technology are invalid and/or not infringed by products made and/or sold by Kensington. On February 29, 2012, we filed a cross-complaint alleging infringement by Kensington of each of our five asserted patents. Efforts to resolve the dispute, by court ordered mediation, have been unsuccessful.

The trial date for this matter was previously scheduled for January 2014. On August 29, 2013, we learned that a new trial date has been set for July 28, 2014. This litigation is ongoing and its outcome is not determinable at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC.

Date: September 4, 2013	By:	/s/	THOMAS W. LANNI
Thomas W. Lanni
President & Chief Executive Officer

 S-1